                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary  Proxy  Statement                 [ ] Confidential, for Use of
[X]   Definitive  Proxy  Statement                      the  Commission  Only
[ ]   Definitive  Additional  Materials                 (as  permitted  by  Rule
[ ]   Soliciting Material Pursuant to Rule  14a-12.     14a-6(e)(2))


                                 MEDICORE,  INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No  fee  required.
[ ]   Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title  of  each  class  of  securities  to  which transaction applies:
          ----------------------------------------------------------------------
     (2)  Aggregate  number  of  securities  to  which  transaction  applies:
          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------
     (4)  Proposed  maximum  aggregate  value  of  transaction:
          ----------------------------------------------------------------------
     (5)  Total  fee  paid:
          ----------------------------------------------------------------------

[ ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount  Previously  Paid:
          ----------------------------------------------------------------------
     (2)  Form,  Schedule  or  Registration  Statement  No.:
          ----------------------------------------------------------------------
     (3)  Filing  Party:
          ----------------------------------------------------------------------
     (4)  Date  Filed:
          ----------------------------------------------------------------------

                                                                  April 14, 2003


To:       Our Shareholders

From:     Thomas K. Langbein

Subject:  Invitation to the Medicore, Inc. 2003 Annual Meeting of Shareholders


     Management is extending its invitation to you to attend our annual meeting on Thursday, May 29, 2003. The annual meeting is being held at Medicore, Inc.'s executive offices at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 at 12:00 p.m. In addition to the formal items of business, I will review the major developments of 2002, our business strategy, and answer your questions.

     This booklet includes the Notice of Annual Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, basically the election of two directors and the ratification of the appointment of our auditors, and provides information about Medicore, Inc., its directors and management.

     Your presence at the annual meeting would be appreciated. Your vote is very important. Whether you plan to attend the annual meeting or not, please complete, date, sign and return the enclosed proxy card as soon as possible.

     We  look  forward  to  seeing  you  at  the  annual  meeting.


                                   Thomas  K.  Langbein
                                   Chairman,  Chief  Executive
                                   Officer  and  President

                                 MEDICORE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             ------------------------------------
                             Date: Thursday, May 29, 2003

                             Time: 12:00 p.m.

                             Place: Medicore, Inc.
                             777 Terrace Avenue
                             Hasbrouck Heights, New Jersey 07604
                             (201) 288-8220
                             ------------------------------------


Dear  Shareholder:

     You  are  cordially  invited  to  attend  our  2003  annual  meeting  to:

          1. Elect two directors, Anthony C. D'Amore and Robert P. Magrann, for a term of three years;

          2. Act upon a proposal to ratify the appointment of Wiss & Company, LLP as independent auditors for the company for the year 2003; and

          3. Transact any other business that may properly be presented at the annual meeting.

     Information relating to the above items is contained in the proxy statement attached to this Notice.

     If you were a shareholder of record at the close of business on April 11, 2003, you are entitled to vote at the annual meeting.

     Your copy of the Annual Report on Form 10-K of Medicore, Inc. for 2002 is enclosed.

     IT IS IMPORTANT THAT EVERY SHAREHOLDER BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES OWNED. TO MINIMIZE EXPENSE ASSOCIATED WITH COLLECTING PROXIES, PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY.

                              By  order  of  the  Board  of  Directors

                              Lawrence  E.  Jaffe
                              Counsel  and  Corporate  Secretary

April  14,  2003


                                   TABLE OF CONTENTS


                                                                             Page
                                                                             ----
Information About the Annual Meeting and Voting. . . . . . . . . . . . . . .    2

Proposal No. 1 - Election of Directors . . . . . . . . . . . . . . . . . . .    6

Information About Directors and Executive Officers . . . . . . . . . . . . .    7

Beneficial Ownership of the Company's Securities . . . . . . . . . . . . . .    9

Executive Compensation Report. . . . . . . . . . . . . . . . . . . . . . . .   12

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Performance Graph. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

Governance of the Company. . . . . . . . . . . . . . . . . . . . . . . . . .   22

Report of the Audit Committee. . . . . . . . . . . . . . . . . . . . . . . .   25

Certain Relationships and Related Transactions . . . . . . . . . . . . . . .   26

Section 16(a) Beneficial Ownership Reporting Compliance. . . . . . . . . . .   29

Proposal No. 2 - Ratification of the Appointment of the Independent Auditors   29

Other Matters to be Presented to Shareholders. . . . . . . . . . . . . . . .   30

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:   Why  did  you  send  me  a  proxy?
A: Management of Medicore, Inc. is asking you to vote at the 2003 annual meeting. This proxy statement summarizes the information you need to know to vote intelligently.

Q:   Must  I  attend  the  meeting?
A: No. You are invited and welcome to attend the annual meeting, but instead of attending you may participate and vote by completing, signing and returning the enclosed proxy card.

Q:   Who  is  entitled  to  vote?
A: Shareholders who owned Medicore common stock at the close of business on April 11, 2003, the record date. We intend to send this proxy statement, the attached Notice of Annual Meeting, the enclosed proxy card, and our 2002 annual report, which includes financial statements, on April 23, 2003 to all of our shareholders entitled to vote.

Q:   How  many  votes  do  I  have?
A: Each share of common stock is entitled to one vote. The proxy card indicates the number of shares of common stock that you own.

Q:   What  am  I  voting  on?
A: Two matters: 1) election of two class 2 directors, Anthony C. D'Amore and Robert P. Magrann; and 2) ratification of Wiss & Company, LLP as our independent auditors.

Q:   How  do  I  vote?
A: You may vote by proxy or in person by attending the annual meeting. Voting instructions are included on your proxy card. If you submit a properly executed proxy to us in time to vote, the individuals named as your proxy will vote your shares as you have directed.

     If you submit a signed proxy card and no instructions are indicated, your shares will be voted FOR the election of two class 2 directors and FOR the ratification of Wiss & Company, LLP as our independent auditors for 2003.

     If any other matters are properly presented at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed proxy card will have discretion to vote on those matters in accordance with their best judgment. We are not aware of any matters which will be presented at the annual meeting, other than the two proposals.

Q    How  do  I  vote  by  proxy?
A: Complete, sign and date the enclosed proxy card and return it promptly in the prepaid postage envelope provided. Returning the proxy card will not affect your right to attend the annual meeting.

Q:   May  I  revoke  my  proxy?
A: Yes. You may revoke your proxy at any time before it is voted. There are four ways you may revoke your proxy:

          1.   by  sending  in  another  proxy  card  with  a  later  date;
          2. by written notification to Lawrence E. Jaffe, our corporate Secretary, before the annual meeting;
          3.   by  voting  in  person  at  the  annual  meeting;  or
          4.   by  giving  notice  of  revocation  at  the  annual  meeting.

Q:   How  do  I  vote  in  person?
A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Medicore common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 11, 2003, the record date.

Q:   How  does  discretionary  authority  apply?
A: If you properly fill in your proxy card and send it to us in time, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card but do not make any specific choices, your proxy will vote your shares as recommended by the board as follows:
     - "FOR" the election of Anthony C. D'Amore and Robert P. Magrann as class 2 directors; and
     - "FOR" the ratification of the selection of Wiss & Company, LLP as independent auditors for 2003 If any other matter is properly presented at the annual meeting, which is not presently contemplated, your proxy will vote in accordance with his best judgment.

Q:   Is  my  vote  confidential?
A: Yes. Only the inspectors of election and other employees of the company assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q:   Who  counts  the  votes?
A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the board.

Q:   What  does  it  mean  if  I  receive  more  than  one  proxy  card?
A: Your shares of Medicore common stock are probably registered in more than one name or account. You should complete, sign, date and return all your proxy cards to make sure all your shares are voted. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address.

Q:   What  does  a  quorum  mean?
A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares may be present at the meeting in person or by proxy. At April 11, 2003, the record date, there were 6,524,275 shares of Medicore common stock outstanding. Abstentions, broker non-votes and votes withheld from director nominees, if any, will count for quorum purposes. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. A broker "non-vote" occurs when a broker or other shareholder nominee does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the owner of the shares. A shareholder list will be available at the meeting and for 10 days prior to the meeting for your review at our New Jersey offices, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.

Q:   How  much  common  stock  do  officers  and  directors  own?
A: Approximately 32% (approximately 38% including beneficial ownership of common stock issuable upon exercise of their options) of our common stock as of the record date. These percentages do not include the adult children of directors Langbein, Jaffe and Friend, or Susan Kaufman, the wife of director Fischbein. See "Beneficial Ownership of the Company's Securities" below.

Q:   Who  are  the  largest  principal  shareholders?
A: As of the record date, Thomas K. Langbein: 1,233,014 shares (approximately 19%), Seymour Friend: 377,705 shares (approximately 6%), and Susan Kaufman, wife of a director, Peter D. Fischbein: 409,757 (approximately 6%). Their beneficial interest increases, for Mr. Langbein to 1,533,014 or approximately 22.5%, and Mr. Friend to 427,705 or approximately 6.5%, if Medicore shares underlying their options are included. Until any options are exercised, they are not entitled to vote those shares. Messrs. Langbein and Friend are officers and directors of the company. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities" below. Mr. Langbein is also Chairman of the Board and Chief Executive Officer of our public subsidiary, Dialysis Corporation of America, owner and sole director and executive officer of Todd & Company, Inc., a broker-dealer registered with the SEC. See "Certain Relationships and Related Transactions."

Q: If my stock is held in "street name" by my broker, will my broker vote my Medicore common stock for me?
A: Persons who own stock through brokers, trustees, plans or "street name" and not directly through ownership of stock certificates are considered "beneficial owners." If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions. Your broker may, but is not required to vote your Medicore shares of common stock for election of directors, without your instructions. Your broker will only vote your Medicore shares with respect to the ratification of the appointment of Wiss & Company, LLP as independent auditors for 2003, if you provide instructions on how to vote on that proposal. You should instruct your broker right away as to how you wish to vote on both proposals and to execute and return the proxy. Follow the directions provided by your broker, bank or other record owner regarding how to instruct them to vote your Medicore shares.

Q:   Who  solicits  the  proxies  and  what  are  the  costs?
A: Our board of directors is soliciting these proxies. In addition to the use of the mails, officers, directors or employees of the company, who will receive no additional compensation for doing so, may solicit proxies by telephone or personal interview.

     We have asked banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses. Medicore pays all expenses of soliciting the proxies, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:   Who  is  eligible  to  submit  a  proposal?
A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit the proposal. You must continue to hold your shares through the date of the meeting. Either you, or your representative who is qualified under state law to present the proposal on your behalf, must attend the meeting to present the proposal.

Q:   How  do  I  demonstrate  to  Medicore  that  I  am an eligible shareholder?
A: If your shares are registered in your name, you are the record holder and we can verify your eligibility on our own.

     If a nominee, fiduciary, bank, broker or other custodian holds your shares of Medicore common stock in its name on your behalf, you may establish your eligibility in two ways:

          1. written verification from such custodian or nominee that you continuously held your Medicore shares for one year at the time you submitted your proposal; you also have to submit to us your written statement that you intend to continue to hold your Medicore common stock through the date of the shareholder meeting; or

          2. submit to us any required filings of share ownership of Medicore that you filed with the SEC, and your written statement that you continuously held the required number of shares of Medicore common stock for the one-year period and your intention to continuously hold your shares through the date of our meeting.

Q:   How  many  proposals  may  I  make?
A:   One  proposal  for  a  particular  shareholder  meeting.

Q:   When  are  the  year  2004  shareholder  proposals  due?
A: Shareholder proposals must be submitted in writing by December 12, 2003 to Lawrence E. Jaffe, corporate Secretary, Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with the applicable rules of the SEC, in particular but not limited to Rule 14a-8 of Regulation 14A of the proxy rules under the Securities Exchange Act of 1934.

Q.   What  do  I  need  to  do  now?
A. Please vote your shares as soon as possible, so that your shares may be represented at the annual meeting. Failure to obtain a quorum will impose an additional expense on the company to resolicit proxies.

Q.   Where  shall  I  call  if  I  have  questions?
A. If you have any questions about any of the proposals, you may communicate with Thomas K. Langbein, Chairman of the Board, Chief Executive Officer and President of Medicore, Inc.:

     Address:  Medicore,  Inc.,  777 Terrace Avenue, Hasbrouck Heights, NJ 07604
     Telephone:  (201)  288-8220
     Fax:  (201)  288-8208
     Email:  medicore@compuserve.com

Q.   Where  can  I  find  more  information  about  the  company?
A. See "Available Information" at the end of this proxy statement. We would appreciate your providing us with your e-mail address, so we can more efficiently communicate with you. We will only use your e-mail address for communications from the company to you, and will not provide your e-mail address to any other person, other than as necessary for us to communicate with you. See your proxy card for e-mail address information.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Nominees  for  class  2  directors  for  a  three  year  term:

                                                 Position
     Name                Age  Current Position  Held Since
     ------------------  ---  ----------------  ----------
     Anthony C. D'Amore   72  Director                1979
     Robert P. Magrann    59  Director                1997

     Our restated articles of incorporation, as amended, provide for three classes of directors to be as equal in number as possible. Each class serves for a three-year term at the end of which that class comes before the shareholders for re-election. Currently, the board of directors is composed of seven members, each of class 1 and 2 has two members and class 3 has three members. The class 2 directors whose term expires at this annual meeting are the nominees for re-election this year. Anthony C. D'Amore and Robert P. Magrann have consented to re-election for a three-year term. If elected, each class 2 director shall serve until the annual meeting in 2006, or until he is succeeded by another qualified director who has been elected. All other directors will continue in office until expiration of the terms of their classes at the annual meeting in 2004 or 2005, as the case may be. If either of Messrs. D'Amore or Magrann is unable to serve, which is not presently anticipated, the proxies will be voted for a substituted nominee as may be designated by the board.

     Our restated articles of incorporation, as amended, also provide that the entire board shall consist of no less than four and no more than nine members. There presently exists a vacancy in each of classes 1 and 2. Since less than the maximum number of class 2 directors are to be elected, which is permissible pursuant to our by-laws, proxies cannot be voted for a greater number of persons than the two nominees named for the class 2 directorships.

     A majority of the directors, although less than a quorum or by a sole remaining director, has the right to appoint candidates to fill any vacancies on the board. Any such appointee shall serve for the remainder of the term.

     The board recently established a Nominating Committee consisting of the three independent directors affiliated with the board, the same persons who are on the Audit Committee and the recently formed Compensation Committee. The members of the Nominating Committee approved the selection of the two class 2 nominees for board of director membership. See "Governance of the Company" below.

     You may vote "FOR" all of the nominees, or your vote may be "WITHHELD" with respect to one or more of the nominees. Election of directors requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality of the votes cast means the two nominees receiving the largest number of votes cast will be elected. If you indicate "WITHHOLD AUTHORITY to vote for all or any one of two director-nominees listed" on your proxy card or ballot, your vote will not be counted in such nominee's favor. The nominees receiving the highest number of "FOR" votes will be elected. A "broker non-vote" will have no effect on the outcome of the election of directors.

--------------------------------------------------------------------------------
     THE BOARD RECOMMENDS YOU VOTE "FOR" THE ELECTION OF ANTHONY C. D'AMORE AND ROBERT P. MAGRANN, NOMINEES FOR CLASS 2 DIRECTORS.
--------------------------------------------------------------------------------

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS


DIRECTORS  (CLASS  2)  STANDING  FOR  ELECTION

     Anthony C. D'Amore - Mr. D'Amore is 72 years of age and has been a director of our company since 1979. Mr. D'Amore is an insurance consultant, and receives nominal commissions with respect to insurance placed with our company and our public subsidiary, Dialysis Corporation of America. See "Certain Relationships and Related Transactions."

     Robert P. Magrann* - Mr. Magrann is 59 years of age and has been a director of our company since 1997. Mr. Magrann was affiliated with Tetley USA, Inc., with whom he held the position of Senior Vice President, Sales for its North American Food Group until July, 1999. He then became Vice President of Worldwide Sales for Kenosia Corporation, which creates software applications for manufacturers and retailers. In July, 2000, he became President and CEO of a premiere start-up website consumer value company, Couponbasket.com, which closed in November, 2000, and effected an arrangement for the benefit of creditors. In April, 2001, Mr. Magrann became Senior Vice President of Sales at DelMonte
Foods,  Inc.,  and  in  December,  2002,  he  became  DelMonte's  Executive Vice
President.


CURRENT  DIRECTORS

     Thomas K. Langbein - class 3 director; term runs through annual meeting 2004. Mr. Langbein is 57 years of age and has been Chairman of the Board, Chief Executive Officer and President of our company since 1980. He is Chairman of the Board and Chief Executive Officer of our 61%-owned public subsidiary, Dialysis Corporation of America (since 1980). He is also an officer and director of most of our and Dialysis' subsidiaries. He is President, sole shareholder and director of Todd & Company, Inc., a securities brokerage firm, currently not active, registered with the SEC and a member of the NASD. Mr. Langbein in 2000 was appointed as a director of Linux Global Partners, Inc., a private Linux software company attempting to market a Linux desktop system (also an investor in incubating Linux software companies), in which our company invested and to which company we loaned money. He resigned as a Linux Global Partner director in November, 2002. See "Certain Relationships and Related Transactions." Mr. Langbein devotes most of his time and efforts to the affairs of our company and Dialysis Corporation of America, and continues to consult with Linux Global Partners and Xandros, Inc., its 95%-owned operating subsidiary.

     Seymour Friend - class 3 director; term runs through annual meeting 2004. Mr. Friend is 82 years of age and has been a director of our company since 1975 and a Vice President since 1981. Mr. Friend is a real estate investor and devotes a portion of his time to the affairs of our company.

     Charles B. Waddell* - class 3 director; term runs through annual meeting 2004. Mr. Waddell is 73 years of age, and was previously employed as Secretary and director of our former subsidiary, Techdyne (Scotland) from 1988 to 1997, responsible for preparing budgets and government financial and management reports. Mr. Waddell is qualified in the United Kingdom as a certified and corporate accountant, and as a member of the British Institute of Management. Mr. Waddell is considering retirement as a director, in which case we woulde seek a replacement for him.

     Peter D. Fischbein* - class 1 director; term runs through annual meeting 2005. Mr. Fischbein is 63 years of age and has been a director of the company since 1984. He has been a director of Viragen, Inc., a former public subsidiary of ours, from 1981 to 2002, when he resigned. See "Certain Relationships and Related Transactions." Mr. Fischbein is a practicing attorney.

     Lawrence E. Jaffe - class 1 director; term runs through annual meeting 2005. Mr. Jaffe is 63 years of age, and represents our company and our 61%-owned public subsidiary, Dialysis Corporation of America. Mr. Jaffe is Secretary to each of our company and Dialysis Corporation of America, and he receives a substantial portion of his professional fees from these companies. See "Certain Relationships and Related Transactions."

*  Member  of  the  Audit,  Nominating  and  Compensation  Committees


EXECUTIVE  OFFICERS

     Name                 Age            Position            Held Since
     -------------------  ---  ----------------------------  ----------
     Thomas K. Langbein*   57  Chief Executive                           1980
                               Officer and President
                               (Chairman of the Board)

     Seymour Friend*       82  Vice President                            1981
                               and director                              1975

     Daniel R. Ouzts       56  Vice President (Finance),                 1986
                               Principal Financial Officer               1995
                               and Treasurer                             1983

* For information concerning Messrs. Langbein and Friend, see "Information About Directors and Executive Officers - Current Directors" above.

     Daniel R. Ouzts, a certified public accountant, joined our company in 1980 as Controller of its plasma division. In 1983 he became Controller of our company and Dialysis Corporation of America, as well as Treasurer of our company, and in 1986 became Vice-President of Finance of our company. In June, 1996, Mr. Ouzts was appointed Vice President and Treasurer of Dialysis Corporation of America. See "Certain Relationships and Related Transactions."


OTHER  SIGNIFICANT  EMPLOYEES

Stephen W. Everett         46  President and director of                 2000
                               Dialysis Corporation of
                               America

     Stephen W. Everett has been involved in the healthcare industry for over 23 years. From 1993 to 1997, Mr. Everett was responsible for oversight, deal structuring, physician recruitment and practice management for the renal care division of Vivra, Inc., the then second largest provider of dialysis services in the United States. Mr. Everett held positions of similar responsibility in 1998 in his affiliation with Physicians Practice Management, engaged in consulting and management in the renal healthcare field.

He joined Dialysis Corporation of America in November, 1998 as Vice President, became Executive Vice President in June, 1999, and President on March 1, 2000.

     There  are  no family relationships among any of our officers or directors.


OTHER  NOMINEES

     Our by-laws provide shareholders with the right to nominate persons for a directorship if the shareholder provides written notice to our Secretary not less than 60 nor more than 90 days prior to any meeting of shareholders at which directors are to be elected; provided if less than 60 days notice of the meeting is given to shareholders, written notice of nominations of directors by shareholders shall be delivered or mailed by first class U.S. mail, postage prepaid, to our Secretary not later than the close of the seventh day following the mailing date of the notice of meeting. Each notice must include as to each proposed nominee:

     -    name,  age,  business  address,  and,  if  known,  residence  address
     -    principal  occupation  or  employment  for  the  preceding  five years
     -    beneficial  ownership  of  the  company's  securities
     - any arrangement, affiliation, association, agreement or other relationship with any security holder, officer, director or other person affiliated with the company
     -    consent  to  serve  as  a  director,  if  elected
     - the name and address of the shareholder proposing the nominee and other shareholders believed to be supporting such nominee
     -    the  number  of  securities of each class owned by such shareholder(s)

     The Chairman of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and declare such to the meeting and the defective nomination shall be disregarded.

     We have not received any notice by an shareholder of an additional nominee for director. Any shareholder who wishes to receive a copy of the relevant section of our by-laws may request it in writing from our Secretary, Lawrence E. Jaffe, which company shall be provided without cost.




                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth as of April 11, 2003 the names and beneficial ownership of the equity securities of the company and its subsidiary, Dialysis Corporation of America, for directors, individually itemized, and for directors and executive officers as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation" below), and for shareholders known to us to beneficially own more than 5% of our voting securities.

                        Medicore           Dialysis
                        Common             Common
Name                    Stock(1)     %(2)  Stock(3)       %(4)
----------------------  ----------  -----  ------------  -----

Medicore, Inc.                 ---   ---     2,410,622   60.8

Thomas K. Langbein       1,533,014  22.5   2,670,622(3)  63.7

Seymour Friend             427,705   6.5        21,000      *

Susan Kaufman(5)           409,757   6.3           ---    ---

Lawrence E. Jaffe          220,075   3.3     160,000(6)   4.0

Anthony C. D'Amore         253,890   3.9        21,000      *

Daniel R. Ouzts            136,050   2.1        32,500      *

Robert P. Magrann+          49,000     *        20,000      *

Peter D. Fischbein+         79,119   1.2        20,000      *

Stephen W. Everett(7)       25,000     *     134,000(8)   2.5

Charles B. Waddell+         25,000     *           ---    ---

All directors and        2,723,853  38.2       534,500   12.7
executive officers
as a group (8 persons)

_______________


+     Member  of  the  Audit,  Nominating  and  Compensation  Committees.

*     less  than  1%.

(1) Includes the following shares that may be acquired upon exercise of options as of April 11, 2003 or within 60 days after that date:

     Shares  obtainable  upon  exercise  of  options under the 1989 Stock Option
     Plan: Messrs. Langbein 300,000; Friend 50,000; Jaffe 100,000; D'Amore 50,000; Ouzts 45,000; Magrann 15,000; Fischbein 50,000; and Everett 25,000.

     Does  not include: (i) 71,400 shares held by Mr. Langbein's two children;**
     (ii) 400,000 shares in Mr. Langbein's employment agreement issuable under certain conditions (see "Executive Compensation"); (iii) 87,000 shares held by Mr. Friend's two sons;** (iv) 409,757 shares owned by Susan Kaufman, the wife of Mr. Fischbein; Ms. Kaufman is financially independent with separate bank and brokerage accounts, and Ms. Kaufman and Mr. Fischbein, each to the other, disclaim beneficial interest in the other person's shares (see note
     (5));  (v)  231,500  shares

                                       10

     held by Mr. Jaffe's four children and a daughter-in-law;** and (vi) 20,000 shares held by Mr. D'Amore's two daughters.**

     ** all of majority age and independent; beneficial interest in such shares disclaimed.

(2) Based on 6,524,275 shares outstanding exclusive of (i) 689,000 shares underlying options granted under our 1989 Stock Option Plan; (ii) 400,000 shares of common stock available for issuance under certain conditions of Thomas K. Langbein's employment agreement (see "Executive Compensation"); and (iii) 98,000 shares of common stock reserved for issuance under a key employee stock plan.

(3) The company owns 2,410,622 shares (61%) of the common stock of Dialysis Corporation of America. Officers and directors of the company, including those officers and directors of the company and Dialysis Corporation of America who may be officers and/or directors and shareholders of each company, disclaim any indirect beneficial ownership of Dialysis common stock through the company's 61% ownership of Dialysis. Thomas K. Langbein, by virtue of his positions with our company and Dialysis and his stock ownership of our company, may be deemed to have beneficial ownership of such Dialysis shares through shared voting and investment power with respect to our company's ownership of Dialysis, has included (i) 222,857 shares under Dialysis 1999 options; and (ii) 2,410,622 shares owned by the company. Mr. Langbein disclaims such entire beneficial ownership, but for his proportionate interest, approximately 542,000 Dialysis shares (13.7%).

     Includes the following shares that may be acquired upon exercise of Dialysis Corporation of America options (see Note (4)) as of April 11, 2003 or within 60 days after that date:

          T. Langbein, 222,857 shares (1999 options); D. Ouzts, 25,000 shares (1999 options); and S. Everett, 105,429 shares (1999 and 2000 options).

          If Thomas K. Langbein excluded our company's ownership of Dialysis Corporation of America, then his beneficial ownership would be 260,000 (6.3%). See indirect beneficial ownership above.

(4) Based on 3,966,986 Dialysis Corporation of America shares outstanding exclusive of (i) common stock issuable under 459,000 options exercisable at prices ranging from $1.25 to $2.25 per share.

(5) Wife of Peter D. Fischbein, a director of Medicore. Mr. Fischbein disclaims beneficial interest in his wife's shares. Includes (i) 100,000 shares held in trust for their son; and (ii) 21,175 shares held in trust for a married daughter of Mr. Fischbein. Ms. Kaufman, as trustee, has sole voting and dispositive power. Ms. Kaufman is financially independent of her husband. Not included in the totals. See note (1).

(6) Does not include 106,000 shares (2.7%) of Dialysis owned by his five children, all of whom are of majority age and live independently, and in all of which shares he disclaims beneficial interest.

(7) President of Dialysis Corporation of America; not an executive officer or director of the company; but disclosed in Summary Compensation Table. Not included in the totals.


                                       11

(8) Includes (i) 35,000 options exercisable at $1.25 per share to April 20, 2004; and (ii) 99,000 options exercisable at $1.25 per share to December
     31, 2005. Does not include 66,000 options vesting in amounts of 33,000 options each January 1, 2004 to 2005, exercisable for five years at $1.25 per share.




                          EXECUTIVE COMPENSATION REPORT

     In March, 2003, we established an executive Compensation Committee, consisting of our independent directors, as mandated by the Sarbanes-Oxley Act of 2002. For 2002 to the current date, compensation of our executive officers was considered by the entire board of directors. Only Thomas K. Langbein, our Chairman of the Board, Chief Executive Officer and President, has an employment agreement with our company. See "Executive Compensation - Employment Contracts and Termination of Employment and Change-In-Control Arrangements." Our philosophy is to align compensation of management with the long-term interests of shareholders. Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

     (i)  providing  stock  ownership  to  management;  and
     (ii) seeking growth and performance of the company by attracting, retaining and motivating talented executives and employees through competitive compensation.


WHAT  IS  THE  STRUCTURE  OF  EXECUTIVE  COMPENSATION?

     The  elements  of  executive  compensation  include:

     -    base  pay
     -    long-term  incentives
     - special awards in recognition of extraordinary efforts and achievements


HOW  IS  BASE  PAY  DETERMINED?

     Base pay is determined by individual performance and position with and responsibilities to the company. We also try to be competitive with salaries of companies engaged in similar segments of our operations in an attempt to be able to maintain quality executives.


RESPONSIBILITIES OF THE CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

     Thomas K. Langbein has been involved with the company since his brokerage firm, Todd & Company, Inc., took it public in 1971. He is one of the primary individuals responsible for the company's performance. Mr. Langbein has been affiliated with Dialysis Corporation of America, our 61%-owned public subsidiary, for 23 years. He and Stephen W. Everett, the President of Dialysis Corporation of America, have been the motivating forces behind the company's strengthened growth and strategic business planning. Mr. Everett, involved in the health care industry for over 23 years and affiliated with Dialysis Corporation of America for four and one-half years (see "Information About Directors and Executive Officers"), has, together with Dialysis' management team, in 2001 led Dialysis

Corporation of America to its first profitable year in more than a decade. Dialysis Corporation of America posted its second consecutive profitable year in 2002. Our executive management and Dialysis' management team have expanded our dialysis centers, increased our acute inhospital services relationships, and have restructured and strengthened our dialysis operations. Mr. Everett is aggressively pursuing new areas of development, and with Dialysis' management team and healthcare personnel, have made our dialysis operations more efficient, increasing our patient base and revenues. Mr. Langbein and Mr. Everett evaluate the potential for growth and expansion of the dialysis operations, facilities and patient base. Mr. Langbein has also devoted a substantial amount of his time and efforts toward the development of the company's investment in Linux Global Partners, one of our two investments in the technology area. In evaluating the performance and establishing Mr. Langbein's compensation, the board took into account his efforts in directing the company's operations, seeking sources of capital for the company and its subsidiaries' operations, pursuing areas of growth in the dialysis industry, establishing and pursuing the company's division for investing in and incubating new technology companies, coordinating management, operations and internal controls as the company grows, and motivating key executive management toward greater overall efficiencies in labor, cost control and increased business. Mr. Langbein does not participate in decisions affecting his compensation.


WHAT  ARE  LONG-TERM  INCENTIVES?

     The philosophy for incentive compensation is to provide competitive awards when financial objectives are achieved. Long-term incentive awards for executives usually take the form of granting stock options under our or our subsidiary's option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually for one year. We believe the granting of stock options or restricted shares helps align the interests of the company's executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. The market price of our common stock reflected a slight increase in 2002, in spite of the adverse economy and market conditions. This was primarily due to executive management's efforts in improving our operations, sales and profitability. See "Growth and Profitability" below.


SPECIAL  AWARDS

     Special awards may be granted from time to time in recognition of extraordinary efforts and achievements in positively influencing company operations and financial results and enhancing shareholder value. Such may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, realizing substantial marketing results, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis. We had sustained growth in fiscal 2002, reflecting net income of $482,000 or $.07 per share ($.06 diluted) compared to a net loss of $(339,000) or $(.06) per share from continuing operations for the previous year, and fiscal 2001 reflecting a substantial improvement over fiscal 2000, with revenues approximately doubling and net losses from continuing operations reduced by more than 50%. Substantial growth was exhibited by our public subsidiary, Dialysis Corporation of America. See "Growth and Profitability" below. Based on these achievements, cash bonuses of $50,000 were awarded to Messrs. Langbein and Everett, the latter paid by Dialysis Corporation of America. See "Executive Compensation."


GROWTH  AND  PROFITABILITY

     Our revenues have continued to grow over the last several years, significantly this year due to the exceptional performance of our dialysis operations. In June, 2001, we sold our electronics division which operated through our former 71%-owned subsidiary, Techdyne, Inc. for $10,000,000 with an additional three year earn-out, which amounted to $1,105,000 for fiscal 2001 and $1,011,000 for fiscal 2002. See Note 13 to "Notes to Consolidated Financial Statements" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this proxy statement. We had reduced our net loss from continuing operations in 2001 compared to 2000 by approximately 55%, and we had another successful growth year in 2002, during which our continuing operations became profitable and we had a 30% increase in revenues compared to 2001. See
Item 6, "Selected Financial Data" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this proxy statement. We are extremely proud of our management and employees, who are hard working, loyal and dedicated to our operations and the growth of our company. We continue to be motivated, and have every reason to expect that our growth and profitability will continue in 2003. Dialysis Corporation of America is involved in continued negotiations for additional dialysis centers and acute inpatient services. We look forward to 2003 as a year of expansion for our company, sustained profitability, and enhanced shareholder value.


                       SUBMITTED BY THE BOARD OF DIRECTORS

               Anthony  C.  D'Amore               Lawrence  E.  Jaffe
               Peter  D.  Fischbein*              Thomas  K.  Langbein
               Seymour  Friend                    Robert  P.  Magrann*
                               Charles B. Waddell*

*  Member  of  the  recently  formed  Compensation  Committee



                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth compensation paid by the company and its subsidiaries for the last three fiscal years ended December 31, 2002 for services in all capacities for its Chief Executive Officer and each of their executive officers whose total annual salary, bonus or other compensation exceeded $100,000.

                                           SUMMARY COMPENSATION TABLE


                                                                         Long Term
                                  Annual Compensation               Compensation Awards
                       ------------------------------------------  ----------------------
(a)                     (b)       (c)         (d)         (e)               (g)                 (i)
                                                         Other
                                                         Annual         Securities          All Other
Name and                                                Compen-         Underlying         Compensation
Principal Position     Year    Salary($)    Bonus($)   sation($)      Options/SARs(#)           ($)
---------------------  -----  -----------  ----------  ----------  ---------  -----------  -------------
                                                                   Medicore       DCA
                                                                   ---------  -----------
CEO
Thomas K. Langbein      2002     293,000    50,000(1)   30,700(2)
                        2001     285,000   170,000(3)   29,800(2)                             500,000(4)
                        2000     278,000                28,500(2)    550,000         ---

Daniel R. Ouzts         2002      84,200    10,000(5)      430(7)
                        2001      84,400    15,000(6)      400(7)        ---                   50,000(8)
                        2000                                          70,000

Stephen W. Everett(9)   2002  130,000(10)  86,000(11)   4,000(12)
                        2001  115,000(10)  50,000(13)  14,600(12)             165,000(14)
                        2000  114,000(10)                 500(12)     25,000         ---            ---

__________
(1) Bonus accrued in 2002 and paid in January, 2003; does not include $46,429 accrued in 2002 by Dialysis Corporation of America and paid in march, 2003 for a partial exercise of Dialysis options.

(2) Includes automobile allowance and related expenses, life and disability insurance premiums.

(3)  Bonus  accrued  in  2001  and  paid  in  April,  2002.

(4)  Grant  of  restricted  common  stock  award  valued  at  $500,000.

(5)  Bonus  accrued  in  2002  and  paid  in  January,  2003.

(6) Bonus accrued in 2001, of which $7,500 was paid in 2001 and $7,500 was paid in 2002.

(7)  Life  insurance  premium.

(8)  Grant  of  restricted  common  stock  award  valued  at  $50,000.

(9)  President  and  director  of  Dialysis  Corporation  of  America.

(10) All  compensation  paid  by  Dialysis  Corporation  of  America.

(11) Includes (i) $35,714 accrued in 2002 and paid in March, 2003 for the partial exercise of options; and (ii) bonus of $50,000 accrued in 2002 and paid in January, 2003; all paid by Dialysis Corporation of America.


                                       15

(12) Includes automobile related expenses of $1,957, $9,600 and $474, respectively, for 2002, 2001 and 2000, life insurance premium of $2,000 in 2002, and moving expenses of $5,000 for 2001, all of which were paid by Dialysis Corporation of America.

(13) Dialysis Corporation of America bonus accrued in 2001 and paid in January, 2002.

(14) Vests  33,000  shares  every  January  1,  commencing  2001.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Langbein has an employment agreement with the company through August 31, 2003 at an annual salary, presently of $331,500, with yearly increases in increments of no less than $10,000. The agreement provides for Mr. Langbein to serve as the Chairman, Chief Executive Officer and President.

     Main  provisions  of  the  employment  agreement

     -    monthly  automobile  allowance
     - benefit plans and other fringe benefits available to the company employees and executives
     -    reimbursement  for  business  expenses
     -    payment  of  universal  and  term life insurance owned by Mr. Langbein
     - indemnification for acting as an officer and/or director of the company and subsidiaries
     - non-competition for two years from termination within 20 miles of the company's primary operations; company has option to request non-competition within the United States at $4,000 per month for each 12 month period, with escalation thereafter
     - full compensation first 90 days of disability with company option to continue employment with full compensation less disability payments or terminate

     The employment agreement also contains different termination provisions as follows:

     - upon death, wrongful termination (defined below), disability termination or change in control (defined below), lump sum payment equal to Mr. Langbein's salary, including expenses and benefits, for three years from termination;
     - Mr. Langbein has option to take 400,000 shares of company common stock instead of the lump sum payment; two year right to demand registration of the shares, and three years may include the shares in any registration statement filed by the company; registration at the cost of the company
     - full vesting of any warrants, options or similar rights; Mr. Langbein has choice to keep those options, otherwise the company has to repurchase them at a certain repurchase formula
     -    for  cause  by  the  company  -  no  benefits  or  salary
     - for good reason (defined below) by Mr. Langbein - the company continues to pay salary, benefits and expenses, and all options and other securities shall be fully vested and exercisable; or provide Mr. Langbein with the lump sum payment, at Mr. Langbein's option, the company to acquire the shares
     - at expiration, if the company does not renew or enter into new employment agreement, severance allowance which is the lump sum payment or Mr. Langbein's option to take the company shares.

DEFINITIONS

     - "cause" - willful failure to perform duties under the employment agreement, and illegal or gross misconduct which damages the business or reputation of our company
     - "good reason" - assigning Mr. Langbein duties inconsistent with his position or any action that results in reducing Mr. Langbein's authority, duty or responsibilities; reduction of salary, expenses or benefits; or other substantial breach of the agreement
     - "change in control" includes (a) the announcement for and/or acquisition by any person not affiliated with Mr. Langbein of 25% or more of the outstanding common stock, or (b) a sale of substantially all of the assets, or a merger or acquisition of the company, or (c) certain changes in the board other than through shareholder elections of members nominated by the existing board.

     Stephen W. Everett, President and director of Dialysis Corporation of America, has a five-year employment contract through December 31, 2005. His first year salary was $120,000, increasing a minimum of $10,000 per annum the second and third years, and for each of the two remaining years, the prior year's adjusted compensation increased by an amount equal to the lesser of 3% of pre-tax profits or $10,000. His 2003 salary was increased by $40,000, providing Mr. Everett with an aggregate salary of $170,000. Mr. Everett's employment agreement also provides:

     - employee and fringe benefits to the extent available to other similarly situated executive employees
     - termination provisions; three months' severance pay for most circumstances; upon breach by Dialysis Corporation of America; severance pay equal to the greater of six months of his then compensation or his remaining compensation under the agreement
     - non-competition for one year from termination within the United States; provided, non-competition eliminated if Dialysis Corporation of America terminates Mr. Everett without cause or due to its material breach of the agreement

     Certain executive and accounting personnel and administrative facilities of the company and Dialysis Corporation of America, were common for fiscal 2002. The costs of executive and accounting salaries and other shared corporate overhead are charged based on the time spent. Mr. Langbein, as an officer and director of the company and Dialysis Corporation of America, and Mr. Daniel Ouzts, as an officer of the company and Dialysis Corporation of America, divide their time and efforts among each company. See "Certain Relationships and Related Transactions."


OPTIONS,  WARRANTS  OR  RIGHTS

1989  Medicore  Stock  Option  Plan

     -    expires  May  18,  2009
     - grants available to employees, officers, directors, consultants, advisors and similar persons
     - non-qualified; five year term; exercise price fair market value on date of grant
     - may be exercised with cash or company common stock or both; if exercised with stock, optionee receives additional option for amount of shares used for exercise at exercise price of the then current market price exercisable for remainder of original option

     -    termination  of  optionee's  affiliation  with  the  company
          - death, disability or retirement after age 65; exercisable for two years from such event but not beyond expiration date of option
          -    any  other  termination; right to exercise terminates immediately
     - forced redemption at formulated prices upon change in control of the company which includes (i) sale of substantially all assets of the company or its merger or consolidation, (ii) majority of board changes other than by election of shareholders pursuant to board solicitation or vacancies filled by board caused by death or resignation, or (iii) any person acquires or makes a tender offer for at least 25% of the company's common stock; optionee may waive redemption
     -    options  are  non-transferable
     -    1989  Medicore  Plan  history  last  five  years  to  April  11,  2003
          -    1,000,000  shares  reserved  for  issuance
          -    809,000  granted  in  1995
          -    803,000  expired;  3,000  exercised;  3,000  cancelled
          - 820,000 granted in July, 2000 (exercisable at $1.38 per share to 7/26/05)
          -    118,000  exercised;  1,000  cancelled
          - 689,000 outstanding (13 persons including nine officers and directors of the company and Dialysis Corporation of America)

2000  Medicore  Stock  Option  Plan

     -    adopted  February  17,  2000
     -    authorized  500,000  (incentive  and  non-qualified)
     -    expires  February  16,  2005
     - exercise price determined by board (or committee); must be at least fair market volume on date of grant
     - exercise by cash, or discretion of board, (i) through delivery of shares with fair market value equal to exercise price, (ii) optionee's personal recourse or (discretion of board) non-recourse note, (iii) assignment to company of proceeds form sale of stock acquired on exercise with authorization to broker to pay proceeds to the company for the exercise price, or (iv) any combination of the above
     - options and underlying shares non-transferable except by will or laws of descent
     -    termination  of  optionee's  affiliation  with  the  company
          -    for  cause:  exercise  terminates  immediately
          - retirement, permanent disability or death: exercisable for nine months from such event
          -    change  in  control
     -    2000  Medicore  Plan  history  to  April  11,  2003
          -    475,000  outstanding  (granted  February  17,  2000)
               *    175,000  non-qualified  options
               *    300,000  incentive  options
          -    exercisable  at  $3.25  per  share
          -    all  expired  February  16,  2003;  none  exercised

1995  Dialysis  Corporation  of  America  Stock  Option  Plan

     -    expired  November  9,  2000
     - terms substantially similar to our company's 2000 Stock Option Plan (see above)
     - 5,000 outstanding to a director of Dialysis Corporation of America exercisable at $2.25 per share through June 9, 2003

1999  Dialysis  Corporation  of  America  Stock  Option  Plan

     -    expires  April  20,  2009
     - terms substantially similar to our company's 2000 Stock Option Plan (see above)
     -    1999  Dialysis  Corporation  of America Plan history to April 11, 2003
          -    1,500,000  shares  reserved  for  issuance
          - options exercisable at $1.25 per share for 800,000 shares granted in 1999 435,000 non-qualified options (one remaining option for 29,286 shares, expires April 20, 2004)
292,857  incentive  options  expiring  April  20,  2004
          -    options  for  240,000  shares  granted  in  2001
               165,000  incentive  options;  five  years  at  $1.25 per share to
                    January  1,  2006;
                 99,000  vested  (33,000  vest  each  January  1)
               15,000  non-qualified  options;  five years at $1.50 per share to
                 September  5,  2006
               1,785  non-qualified  options  exercised
               60,000  incentive  options;  five  years  at  $1.50  per share to
                 September  5,  2006
                    15,000  vested
                    37,500  vest  at  12,500  September  5,  2003, 2004 and 2005
                    7,500  vest  at  2,500  September  5,  2003,  2004  and 2005
          - 62,500 options cancelled due to termination of affiliation with the company
          - 347,499 non-qualified options exercised, of which 340,000 options exercised with payment of par value and three year non-recourse promissory notes, extended one year to April 20, 2004; stock held by the company as collateral to secure notes
          -    72,143  incentive  options  exercised
          - 598,358 options outstanding; all are incentive options except for 42,501 options; includes 141,500 non-vested options

     All options awarded have an exercise price equal to no less than 100% of the closing market price of our common stock on the date of grant.

       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


(a)                          (b)               (c)              (d)                (e)
                                                             Number of
                                                             Securities          Value of
                                                             Underlying        Unexercised
                                                            Unexercised        In-the-Money
                                                            Options/SARs     Options/SARs at
                                                           at FY-End (#)    Fiscal Year End($)
                       Shares Acquired   Value Realized     Exercisable/       Exercisable/
Name                   on  Exercise (#)        ($)         Unexercisable     Unexercisable($)
---------------------  ----------------  ---------------  ----------------  ------------------
CEO
Thomas K. Langbein
    Medicore Options             -0-              -0-      300,000 (exer.)           24,000(1)
    Dialysis Options             -0-(2)           -0-(2)   260,000 (exer.)          710,000(3)

Daniel R. Ouzts
    Medicore Options             -0-              -0-       45,000 (exer.)            3,600(4)
    Dialysis Options             -0-              -0-       25,000 (exer.)           68,000(3)

Stephen W. Everett(5)
    Medicore Options             -0-              -0-       25,000 (exer.)            2,000(6)
    Dialysis Options             -0-(2)           -0-(2)   134,000 (exer.)          366,000(7)
                                                          66,000 (unexer.)              ---(8)

__________
(1) The options are exercisable for 300,000 shares through July 26, 2005 at $1.38 per share. The closing price of the company's common stock as reported by Nasdaq as of December 31, 2002 was $1.46.

(2) Dialysis Corporation of America at December 31, 2002 had accrued compensation of approximately $100,000 which was bonused to the Dialysis board of directors on a pro rata basis for the exercise of a portion of their options; Messrs. Langbein and Everett exercised at $1.25 per share; options were exercised by Mr. Langbein for 37,143 shares and by Mr. Everett for 28,571 shares which had a value of $93,000 and $72,000, respectively, based on the fair market value of $3.76 on March 10, 2003, the exercise date.

(3) The Dialysis options are exercisable at $1.25 per share (37,143 options exercised on March 10, 2003, see note (2) above) through April 20, 2004. The closing price of Dialysis Corporation of America's common stock as reported by Nasdaq at December 31, 2002 was $3.98.

(4) The options are exercisable for 45,000 shares through July 26, 2005 at $1.38 per share. See note (1) for the closing price of the common stock.

(5)  President  and  director  of  Dialysis  Corporation  of  America.

(6) The options are exercisable through July 26, 2005, at $1.38 per share. See note (1) for the closing price of the common stock.


                                       20

(7) Options for 35,000 shares (28,571 exercised on March 10, 2003, see note (2) above) exercisable at $1.25 per share through April 20, 2004; and options for 99,000 shares exercisable at $1.25 per share through January 1, 2006. See note (3) for the closing price of Dialysis Corporation of America's common stock.

(8) Non-vested options. Options vest 33,000 each January 1; upon vesting the options are exercisable at $1.25 per share through January 1, 2006.


                                PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder returns for the company, the Nasdaq Market Index, the Electronics
Industry Index and the Dialysis Center Industry Index from December 31, 1997 through December 31, 2002. The cumulative total shareholder returns on the company's common stock was measured by dividing the difference between the company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in the company's common stock, in the Nasdaq Market Index, the Electronics Industry Index and the Dialysis Center Industry Index. The basis for the presentation in the performance graph of shareholder returns for both the Electronics Industry Index and the Dialysis Center Industry Index is that the company has been in both these segments, the dialysis operations since 1977 through its public subsidiary, Dialysis Corporation of America, and a contract manufacturer of electronic and electro-mechanical products since 1982, through its former public subsidiary, Techdyne, Inc., which over the years was the more significant operation. On July 27, 2001, we sold our 71% interest in our electronics segment. As we indicated in last year's proxy statement, we are replacing the Electronics Industry Index with our current primary operations, the Dialysis Center Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends. This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.


 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG MEDICORE, NASDAQ MARKET
  INDEX, THE ELECTRONICS INDUSTRY INDEX, AND THE DIALYSIS CENTER INDUSTRY INDEX

Measurement Period
---------------------                                    Electronic          Kidney
(Fiscal Year Covered)  Medicore, Inc.   Nasdaq Index   Industry Index   Dialysis Centers
---------------------  ---------------  -------------  ---------------  -----------------
December 31, 1997      $        100.00  $      100.00  $        100.00  $          100.00
December 31, 1998                55.56         141.04           146.37             117.40
December 31, 1999                91.67         248.76           309.81              51.58
December 31, 2000                38.89         156.35           233.44              83.53
December 31, 2001                69.78         124.64           185.90             109.31
December 31, 2002                64.89          86.94            87.48             109.25

                            GOVERNANCE OF THE COMPANY

THE  BOARD  OF  DIRECTORS

     The board of directors oversees the business and affairs of the company and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives, the Audit, Nominating and Compensation Committees, division heads and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

     The board met six times during 2002. All directors participated at the meetings, either present in person or by telephone conference call, except one meeting where two directors were absent.


CORPORATE  GOVERNANCE

     Our board and management have a long-standing commitment to sound and effective corporate governance practices. Last year, our subsidiary, Dialysis Corporation of America adopted a Compliance Program to prevent and detect violations commonly known in the healthcare industry as "fraud and abuse" laws. We believe the program will further our mission to deliver high quality patient services and care and demonstrate to the patients and communities we serve, as well as our employees and affiliated physicians, our commitment to honest and responsible individual and corporate conduct.

     At that time, Dialysis Corporation of America also adopted a Code of Ethics and Business Conduct to continue our traditions of adhering to the most rigorous standards of ethics and integrity, which includes acting with fairness, honesty and compassion with our patients, business partners, payors, regulators, and the communities we serve. It also means acting in compliance with the extensive laws and regulations governing our businesses. We are supplementing that code with our own Code of Ethics for directors and management.

     Our board and management have reviewed with our counsel, audit committee and independent auditors the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC, and the proposed new listing requirements of the Nasdaq Stock Market. We have already met many of these new requirements, such as speedier reporting of insider transactions, CEO and CFO certification of quarterly and annual reports, and audit committee pre-approval of audit and non-audit services. We will modify and update our charter, Codes of Ethics, Compliance Procedures, and all related corporate governance materials as the law and regulations are adopted.


BOARD  COMMITTEES

     The board of directors has an Audit Committee, and recently established Nominating and Compensation Committees, each of which consist of the same independent directors. The board has four other employee members. Charles Waddell, one of our independent directors, has indicated his desire to retire. We are seeking a qualified person to replace Mr. Waddell, as well as an additional independent director, since the new proposed rules will require a majority of the board to be independent.

AUDIT  COMMITTEE

     The current members of our Audit Committee are Charles Waddell, the Chairman of the Audit Committee, whom the board considers its financial expert under the new rules of the SEC, Peter D. Fischbein and Robert P. Magrann. The Audit Committee, a very essential oversight committee, pursuant to its charter provides assistance to the board in fulfilling its responsibilities to our shareholders and the investment community relating to accounting, reporting practices, the quality and integrity of our financial reports, and surveillance of internal controls and accounting and auditing services. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the company's financial statements. Among many of the Audit Committee's responsibilities:

     - considers the selection and recommends to the board each year a firm of certified public accountants to be approved as our independent auditors for our new fiscal year
     -    evaluates  the  performance  of  our  independent  auditors
     - determines the compensation of the independent auditors and provides for their compensation
     - pre-approves all audit services; reviews the annual engagement letter, the scope of the proposed audit for the current year, and the audit procedures
     - confirms the independence of the independent auditors, including review of all significant relationships the independent auditors may have with our company; receives from the independent auditors a written statement delineating all relationships between the independent auditors and the company
     - engages in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors
     - reviews with management and the independent auditors the completion of the annual examination, any significant changes in the independent auditors' audit plan, any difficulties with management encountered during the course of the audit, and other matters related to the content of the audit
     -    pre-approves  all  permitted  non-audit  services
     - reviews and discusses with management and the independent auditors the financial statements, including an analysis of the independent auditors' judgment as to the quality of the company's accounting principles
     - recommends to the board, based on its reviews and discussions as provided in these listed responsibilities, whether the financial statements should be included in our annual report on Form 10-K
     - reviews our system of internal controls with the independent auditors, our management and our counsel
     - reviews, at least annually, with our counsel, any legal matters that may materially impact our financial statements, our compliance policies, and any governmental regulatory issues
     - reviews and discusses with management and the independent auditors (a) any material financial or non-financial arrangements of the company which do not appear in the financial statements of the company; and
          (b) any transactions or courses of dealing with parties related to the company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the company's financial statements

     - reviews and discusses with management and the independent auditors the accounting policies which may be viewed as critical, and reviews and discusses any significant changes in the accounting policies of the company and accounting and financial reporting proposals that may have a significant impact on the company's financial reports


     COMPENSATION  COMMITTEE

     We recently established a Compensation Committee, which consists of the same three independent board members as the Audit and Nominating Committee. This Committee has the responsibility to:

     - review and recommend to the board of directors approval of the compensation for the Chief Executive Officer
     - review and recommend to the board of directors the adoption or amendment of the compensation and benefit plans and programs for the officers and other key employees, including any stock option or incentive compensation plans
     - review and approve specific matters which are consistent with such plans and programs; approve the terms and conditions of awards under such plans within the limits of each plan
     - review and approve compensation and benefit arrangements for senior management; the Chief Executive Officer may participate with the Compensation Committee in the review and approval of senior management compensation


     NOMINATING  COMMITTEE

     As with the other committees, the Nominating Committee is made up of only independent directors, currently the same persons participating on the Audit and Compensation Committee. The Nominating Committee:

     -    recommends  candidates  for  our  board  of  directors
     -    annually  reviews  the  tenure  of  each  director

     All candidates for director are considered and selected by the Nominating Committee on the basis of education, experience, leadership qualities, integrity, and most importantly, a combination of these qualities forming the basis of the ability to contribute to the board, the company and our shareholders.


COMPENSATION  OF  DIRECTORS

     No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses have been minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, we have provided directors, among others, with options to purchase common stock of the company at exercise prices no less than the fair market value as of the date of grant. See "Beneficial Ownership of the Company's Securities" and "Executive Compensation - Options, Warrants or Rights" above.

                          REPORT OF THE AUDIT COMMITTEE

     Under the guidance of its written Audit Committee Charter, which was adopted in June, 2000, and amended in November, 2002, the Audit Committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our company. See "Governance of the Company - Board Committees - Audit Committee" above.

     Management has the primary responsibility for the system of internal controls, disclosure controls and procedures, the financial reporting process, and our consolidated financial statements. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. Our independent auditors also submit a detailed report to our Audit Committee which includes accounting policies used to prepare financial statements, effective accounting treatments, and discussions with management. The Audit Committee has the responsibility to monitor and oversee these processes. Consistent with our discussions with management, our internal finance personnel and our independent auditors, we are in agreement that quality financial reporting is essential, and is based upon strong internal controls, supported by high standards of ethical and business conduct, and effective systems and procedures to manage risk.

     In fulfilling its responsibilities, the Audit Committee recommended to the board the selection of the company's independent accountants, Wiss & Company, LLP for 2003. That firm has discussed with the Audit Committee and provided written disclosures to the Audit Committee relating to that firm's independence, as required by the Independence Standards Board Standard No. 1 for auditors of public companies. The discussions and disclosure informed the Audit Committee of Wiss & Company's independence, and assisted the Audit Committee in evaluating such independence. The Committee also considered whether Wiss & Company's provision of non-audit services to the company was compatible with the auditor's independence. Wiss & Company did not provide non-audit services which would impact its independence with respect to the company. The Audit Committee also discussed with the independent auditors other matters required to be communicated under generally accepted auditing standards.

     The Audit Committee reviewed with our Vice President and Principal Financial Officer and with our independent auditors the overall scope and specific plans for their audit. They also discussed with the independent accountants the result of their examinations, their evaluation of the company's internal controls, and the overall quality of Medicore's accounting and financial reporting. The Audit Committee also reviewed all fees paid or payable to the independent auditors, which fees are discussed in "Proposal No. 2 - Ratification of Appointment of Independent Auditors" below.

     The Committee reviewed and discussed with management and the independent accountants the company's audited financial statements.

     Following these actions, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC. The Audit Committee and the board have also recommended for shareholder ratification the appointment of Wiss & Company, LLP as the company's independent auditors for fiscal 2003.

                                   The  Audit  Committee

                                   Charles  B.  Waddell,  Chairman
                                   Peter  D.  Fischbein
                                   Robert  P.  Magrann
                                                                  March 25, 2003



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The company owns approximately 61% of Dialysis Corporation of America, its public subsidiary engaged in operating outpatient dialysis centers providing dialysis and ancillary services to patients suffering from chronic kidney failure, providing acute inpatient dialysis treatments in hospitals, and providing homecare services.

     Certain of the officers and directors of the company are officers and/or directors of Dialysis Corporation of America, including Thomas K. Langbein, who holds the position of Chairman of the Board of Directors, President and Chief Executive Officer of the company, Chairman of the Board of Directors and Chief Executive Officer of Dialysis Corporation of America, as well as officer and/or director of those companies' subsidiaries. Mr. Langbein is also the President, sole shareholder and director of Todd & Company, Inc., a securities broker-dealer, currently inactive. Daniel
R. Ouzts is Vice President of Finance, Principal Financial Officer and Treasurer of the company and is Vice President and Treasurer of Dialysis Corporation of America. Lawrence E. Jaffe is a director, Secretary and corporate counsel to the company, and is Secretary and corporate counsel to Dialysis Corporation of America. Mr. Jaffe devotes most of his professional services to our company and Dialysis Corporation of America from which companies he receives a substantial portion of his professional fees, which for fiscal 2002 aggregated $340,000, of which $184,000 was from our company. Anthony C. D'Amore, a director of our company, one of the nominees for class 2 director, is an insurance consultant, and receives nominal commissions for property, casualty, workmen's compensation and general liability insurance coverages provided for our company and Dialysis Corporation of America. Dialysis Corporation of America initially became a public company in 1977 in a merger with Premium Acceptance Corporation, a licensed insurance premium and second mortgage company owned by Mr. D'Amore and underwritten by Todd & Company. Each of Messrs. Thomas K. Langbein, Daniel R. Ouzts, Anthony C. D'Amore and Lawrence E. Jaffe have beneficial common stock ownership in both our company and Dialysis Corporation of America. See "Beneficial Ownership the Company's Securities."

     We and Dialysis Corporation of America obtain group health insurance coverage and personal life insurance policies for several executive and key employees through George Langbein, brother of Thomas K. Langbein and until March, 2001, an employee of our Medical Products Division. This insurance includes $100,000 term life insurance each covering and owned by Daniel R. Ouzts, our Vice President of Finance, Principal Financial Officer and Treasurer and a Vice President of Dialysis Corporation of America, Bonnie Kaplan, one of our key employees (each purchased and paid for by Medicore), and Bart Pelstring, director of and paid for by Dialysis Corporation of America. The company also pays for $1,600,000 of life insurance owned by Thomas K. Langbein. See "Executive Compensation." Premiums on this insurance totaled approximately $148,000 during 2002. We are of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties.

     Certain of the executive and accounting personnel and administrative facilities of the company and Dialysis Corporation of America, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged on the basis of time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. The amount of expenses charged by the company to Dialysis Corporation of America was approximately $200,000 for the year ended December 31, 2002. Utilization of personnel and administrative facilities in this manner enables us to share the cost of qualified individuals with our subsidiary rather than duplicating the costs for the various entities. It is our opinion these services are on terms as favorable as we could receive from unaffiliated parties.

     In 2000, we established a new division with the purpose of investing in and incubating new technology companies, primarily involved with Linux technology. Our initial investment was in Linux Global Partners, a private company attempting to market a Linux desktop software system and which company itself invested in Linux-related software companies. See Item 1, "Business - Technology Companies" and "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference and accompanying this proxy statement. Thomas K. Langbein, our Chairman of the Board, Chief Executive Officer and President, was a director of Linux Global Partners until his resignation in November, 2002. During 2000, we loaned Linux Global Partners $2,200,000 at an annual interest rate of 10%. We obtained the financing from Dialysis Corporation of America. In June, 2001, we repaid Dialysis Corporation of America the complete principal and approximately $279,000 of accrued interest, and in June, 2001, paid us $100,000 toward accrued interest. In May, 2001, Linux Global Partners paid us $200,000 principal and $15,500 of accrued interest. We extended the loan on various occasions and advanced another $250,000 to Linux Global Partners in the latter part of 2002 under the same terms of the original loan. At December 31, 2002, the principal and accrued interest on the loans aggregated approximately $2,742,000. We declared the loan in default, and in January, 2003, auctioned a portion of the collateral, 4,115,815 shares of Ximian's series A convertible preferred stock, the highest bidder being Xandros, Inc., a 95% owned subsidiary and the operating division of Linux Global Partners. Xandros defaulted in its payment, resulting in our company obtaining 775,000 shares of Xandros common stock, which was Xandros' forfeited down payment, and also, as the next highest bidder, we obtained the Ximian preferred shares for approximately $2,792,000 representing additional accrued interest and collection costs. Based upon certain agreements Linux Global Partners entered into with Ximian in January, 2000, which imposed certain restrictions on the collateral, Linux Global Partners gave us a put to sell all or any portion of the Ximian shares to Linux Global Partners for an aggregate of $3,100,000 ($.753 per share) commencing January 25, 2004 and expiring March 24, 2004. There is no assurance Linux Global Partners, currently in need of financing, will have the ability to satisfy the put if we decide to exercise it. Under the agreements Linux Global Partners entered with Ximian, we provided Ximian, its Founders and Investors with rights to purchase the Ximian collateral at our bid of $2,792,000. Those parties had not exercised their rights of first refusal upon Xandros' purchase of the Ximian shares for $2,992,000. We currently hold an approximately 14% interest in Linux Global Partners, with Dialysis Corporation of America owning 2% of that company.

     DCA of Lemoyne, Inc., one of Dialysis Corporation of America's wholly-owned dialysis subsidiaries, leases its dialysis facility from Dialysis Corporation of America under a five year net lease expiring December 31, 2003 at approximately $43,000 per annum, plus applicable taxes, separately metered utilities and insurance, and additional rent of approximately $5,000 per year covering common area maintenance expenses. That subsidiary has two renewal options for five years each under the agreement. We are of the opinion that the rental is on terms as favorable as could be obtained from an unaffiliated party.

     Dialysis Corporation of America owns a building with a little over 8,100 square feet of space in Valdosta, Georgia. Dialysis Corporation of America leases approximately 6,000 square feet to DCA of

So. Ga., LLC, Dialysis' 100% owned dialysis facility, for approximately $90,000 under a 10-year lease with two renewal options of five years each.

     Dialysis Corporation of America owns 51.3% of DCA of Vineland, LLC, one of its New Jersey dialysis facilities. The remaining 48.7% is owned by two professional associations, one owned by Dr. David Blecker, and the other in which Dr. Blecker has an affiliation. Dr. Blecker is the medical director of that Vineland facility, and he is also co-medical director of another facility operated by DCA of Manahawkin, Inc., in which another professional association in which Dr. Blecker has an affiliation has a 20% interest, and the other 80% is owned by Dialysis Corporation of America. Dr. Blecker is a director of Dialysis Corporation of America.

     Certain officers and directors of our company, Messrs. Anthony C. D'Amore, Peter D. Fischbein, Seymour Friend and Robert Magrann (20,000 shares each), and Lawrence E. Jaffe, Secretary and counsel to Dialysis Corporation of America (160,000 shares, plus 100,000 shares obtained by his children of majority age and independent of their father), in April, 2000, exercised Dialysis Corporation of America options granted under Dialysis' 1999 Stock Option Plan for 340,000 shares. The exercise was effected with cash for the par value (aggregate ($3,400) and the balance, $421,600, in three-year non-recourse promissory notes due April 20, 2003 at a rate of interest of 6.2% per annum. The notes were extended to and the interest was deferred to April 20, 2004.

     Dialysis Corporation of America has management services agreements with each of its dialysis subsidiaries, as well as its affiliate, DCA of Toledo, LLC, in which Dialysis Corporation of America has a 40% interest, pursuant to which it provides administrative and management services, including, among others, providing capital equipment, preparing budgets, bookkeeping, accounting, data processing, and other corporate based information services, materials and human resources management, billing and collection and accounts receivable and payable processing. These services are provided for a percentage of net revenues of each particular dialysis subsidiary and affiliate.

     In May, 2001, Dialysis Corporation of America loaned its President $95,000 at an annual interest of prime plus 1% (floating) payable on demand but no later than May 11, 2006. Accrued interest aggregated approximately $9,000 at December 31, 2002. The demand loan is collateralized by all of the President's options and underlying common stock of Dialysis Corporation of America, as well as any proceeds from the sale of such common stock.

     In August, 2001, Dialysis Corporation of America purchased the 30% minority interest in DCA of So. Ga., LLC, for $600,000 with $300,000 paid at that time and $300,000 paid in August, 2002. The minority interest seller is medical director of another of our Georgia dialysis subsidiaries.

     Dialysis Corporation of America acquired property in Cincinnati, Ohio in April, 2002, and completed construction of a 5,000 square foot dialysis facility at a cost of $740,000 including $75,000 in tenant improvements. In February, 2003, Dialysis Corporation of America sold the property to a corporation owned by the medical director of that Cincinnati facility, which company owns a 20% interest in our Cincinnati subsidiary operating that dialysis center. Another 20% of that subsidiary is held by a company owned by the medical director's wife. The medical director has leased the facility to our Cincinnati subsidiary under a 10-year lease with two consecutive five-year renewals. Dialysis Corporation of America's 60% owned Cincinnati subsidiary issued a five-year $75,000 promissory note to it for the tenant improvements. This note must be satisfied before the Cincinnati subsidiary pays any other indebtedness or makes any distributions to its members.

     For further details of the property arrangements, reference is made to Item 2, "Properties" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this proxy statement.

     We established Viragen, Inc. in 1980 as a research and development bio-medical company. In 1986, we spun-off Viragen and entered into certain agreements with our former subsidiary, the singular existing agreement being a royalty agreement, pursuant to which Viragen is to pay a schedule of royalty payments with respect to Viragen's interferon and related product sales with a maximum cap of $2,400,000. In August, 2002, we initiated an action against Viragen for breach of the royalty agreement and an accounting of product sales and damages. On March 10, 2003, we won a partial summary judgment against Viragen for the liability portion of our claim for royalty payments under the agreement, and we are pursuing our claims for the royalty payments due to us. See Item 3, "Legal Proceedings" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this proxy statement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the Nasdaq Stock Market and our company, indicating their beneficial ownership of common stock of the company and any changes in their beneficial ownership. The rules of the SEC require that we disclose failed or late filings of reports of company stock ownership by our directors and executive officers. To the best of our knowledge, all beneficial ownership reports by these reporting persons for the year 2002 were filed on a timely basis, except one late report by Charles Waddell, relating to his Form 3 upon his becoming a director in June, 2001.


               PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Audit Committee has appointed the accounting firm of Wiss & Company, LLP, subject to ratification by the shareholders at the annual meeting, to audit our accounts with respect to our operations for the year 2003.

     A representative of Wiss & Company, our auditors for the most recently completed fiscal year, is expected to be present at the annual meeting and will have the opportunity to make a statement, and he will be available to respond to appropriate questions from shareholders.


AUDIT  FEES

     Wiss & Company's aggregate fees for fiscal 2001 and for fiscal 2002, the latter includes additional fees expected to be billed, for professional services rendered for the audit of our annual financial statements, including our subsidiaries, and for the reviews of the financial statements included in our quarterly reports on Forms 10-Q, were $45,000 and $46,000, respectively.


TAX  FEES

     Wiss & Company's aggregate fees billed for fiscal 2001 and for fiscal 2002, the latter including additional fees expected to be billed, for tax return preparation services and tax advice, were $15,000 and $20,000, respectively.

ALL  OTHER  FEES

     Other than the professional services and fees billed and expected to be billed as described above under "Audit Fees" and "Tax Fees," Wiss & Company did not provide any other services or bill other fees to our company or any of our subsidiaries.

     The Audit Committee has considered the compatibility of these services with the auditors' independence.


--------------------------------------------------------------------------------
     THE BOARD RECOMMENDS YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF WISS & COMPANY, LLP AS INDEPENDENT AUDITORS FOR 2003.
--------------------------------------------------------------------------------



                  OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

     Management is not currently aware of any other matter to be validly presented for action at the annual meeting other than the election of class 2 directors and the ratification of the appointment of independent auditors as proposed in the accompanying Notice of Annual Meeting of Shareholders, and management does not presently intend to bring any other matter before the meeting. On any matter properly brought before the meeting by the board or by others, the persons named as proxies in the accompanying proxy, or their representatives, will vote in accordance with their best judgment.


                              AVAILABLE INFORMATION

     We file reports, information statements and other information with the SEC and Nasdaq. Those reports, information statements and other information may be inspected and obtained:

     - at the Public Reference Room of the SEC, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
     - at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or
     - from the internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     Prescribed rates or modest fees may be charged for copies. For more information on the public reference room, call the SEC at 1-800-SEC-0330.

     We would also be pleased to furnish you with such reports and documents that you may request. Please forward your inquiry to our Secretary, Lawrence E. Jaffe, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.

                                   APPENDIX A

                                      PROXY
                                 MEDICORE, INC.

The Board of Directors Solicits This Proxy

     The undersigned appoints Thomas K. Langbein or Lawrence E. Jaffe, with power of substitution in each, proxies to vote all the shares of MEDICORE, INC. which the undersigned may be entitled to vote as a stockholder of record on April 11, 2003 at the Annual Meeting of Shareholders to be held Wednesday, May 29, 2003, or any adjournment thereof.

     When properly executed and returned in a timely manner, this proxy will be voted at the Annual Meeting and any adjournment thereof in the manner directed herein. If you do not specify otherwise for each proposal, the proxy will be voted as recommended by the board of directors. The board of directors recommends a vote FOR Proposals 1 and 2.

1.     Election  of  Directors:
       Nominees  for  Class 2 directors:

       ANTHONY C. D'AMORE and ROBERT P. MAGRANN

       [ ] FOR  ALL director nominees listed;    [ ]  WITHHOLD AUTHORITY to vote
                                                      for all  director nominees
                                                      listed.

      _________________________________________________________________________
     (To withhold authority to vote for an individual nominee, write that nominee's name on the line above)

2. Ratify the appointment of Wiss & Company, LLP as independent auditors for 2003.

       [ ]FOR                   [ ]AGAINST             [ ]ABSTAIN

3. In their discretion such other business as may properly come before the meeting.


(Back  side  of  the  card)


IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Signatures(s)  should be exactly as your       For  better  communications  with
name(s)  appears  on  this  proxy.  If         shareholders,  we  would appreciate your
signing  as  executor,  administrator,         electronic  mail  (e-mail)  address:
trustee,  guardian  or  attorney, please       ____________ __________________________.
give  full  title when signing. If stock       Your e-mail address will not be provided
is  registered  in  the  names  of joint       to  any  other  person  except  for  our
owners,  the  proxy  should be signed by       company communications with you. We hope
each.  If  the  stockholder  is  a             you  will  take  advantage  of this more
corporation, sign full corporate name by       efficient  means  of  communication with
a  duly  authorized  officer.                  our  company.


_____________________________________
          (Signature)

_____________________________________
          (Signature)

Dated:___________________________,  2003


